Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Heritage-Crystal Clean, Inc.:
We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP
Indianapolis, Indiana
June 18, 2007